As filed with the Securities and Exchange Commission on May 11, 2006

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WYNDHAM WORLDWIDE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0052541
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Seven Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-8900

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share	New York Stock Exchange
Preferred Stock Purchase Right	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND

ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “Risk Factors,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Certain Relationships and Related Party Transactions”

Item 1A.	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Item 3.	Properties	See “Business—Employees, Properties and Facilities, Government Regulation and Legal Proceedings—Properties and Facilities”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management” and “Certain Relationships and Related Party Transactions”

Item 7.	Certain Relationships and Related Transactions	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Certain Relationships and Related Party Transactions”

Item 8.	Legal Proceedings	See “Business—Employees, Properties and Facilities, Government Regulation and Legal Proceedings—Legal Proceedings”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “Summary,” “The Separation,” “Capitalization” and “Dividend Policy”

Item 10.	Recent Sales of Unregistered Securities	Not Applicable

Item 11.	Description of Registrant’s Securities to be Registered	See “Summary,” “The Separation,” “Dividend Policy” and “Description of Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Capital Stock”

Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements” and the statements referenced therein

Item No.	Caption	Location in Information Statement
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements” and the statements referenced therein

(a) List	of Financial Statements

(1)	Unaudited Pro Forma Condensed Combined Financial Statements of Wyndham Worldwide Corporation; and
(2)	Combined Financial Statements, including Report of Independent Registered Public Accounting Firm

(b)  Exhibits

       The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement among Wyndham Worldwide Corporation, Cendant Corporation, Realogy Corporation and Travelport Inc. (*)

3.1	Form of Amended and Restated Certificate of Incorporation of Wyndham Worldwide Corporation (*)

3.2	Form of Amended and Restated By-laws of Wyndham Worldwide Corporation (*)

4.1	Form of Rights Agreement between Wyndham Worldwide Corporation and Trustee (*)

4.2	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto) (*)

10.1	Form of Tax Sharing Agreement among Wyndham Worldwide Corporation, Cendant Corporation, Realogy Corporation and Travelport Inc. (*)

10.2	Form of Transition Services Agreement among Wyndham Worldwide Corporation, Cendant Corporation, Realogy Corporation and Travelport Inc. (*)

10.3	Form of Employee Benefits Agreement (*)

10.4	Employment Agreement with Stephen P. Holmes (*)

10.5	2006 Equity and Incentive Plan (*)

10.6	Saving Restoration Plan (*)

10.7	Officer Deferred Compensation Plan (*)

10.8	Non-Employee Directors Compensation Plan (*)

10.9	Master Indenture and Servicing Agreement, dated as of August 29, 2002 and Amended and Restated as of November 14, 2005, by and among Cendant Timeshare Conduit Receivables Funding, LLC(**), as Issuer, Cendant Timeshare Resort Group-Consumer Finance, Inc.(***), as Master Servicer, and Wachovia Bank, National Association, as Trustee and Collateral Agent (Incorporated by reference to Exhibit 10.1 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

Exhibit No.	Exhibit Description
10.10	Series 2002-1 Supplement, dated as of August 29, 2002 and Amended and Restated as of November 14, 2005, to Master Indenture and Servicing Agreement, dated as of August 29, 2002, by and among Cendant Timeshare Conduit Receivables Funding, LLC(**), as Issuer, Cendant Timeshare Resort Group—Consumer Finance, Inc.(***), as Master Servicer, and Wachovia Bank, National Association, as Trustee and Collateral Agent (Incorporated by reference to Exhibit 10.2 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

10.11	Master Loan Purchase Agreement, dated as of August 29, 2002 and Amended and Restated as of November 14, 2005, by and between Cendant Timeshare Resort Group-Consumer Finance, Inc., as Seller, Fairfield Resorts, Inc., as Co-Originator, and Fairfield Myrtle Beach, Inc., as Co-Originator and Kona Hawaiian Vacation Ownership, LLC, as an Originator, and Shawnee Development, Inc., as an Originator, and Sea Gardens Beach and Tennis Resort, Inc., Vacation Break Resorts, Inc., Vacation Break Resorts at Star Island, Inc., Palm Vacation Group and Ocean Ranch Vacation Group, each as a VB Subsidiary, and Palm Vacation Group and Ocean Ranch Vacation Group, each as VB Partnership and Sierra Deposit Company, LLC., as Purchaser (Incorporated by reference to Exhibit 10.3 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

10.12	Series 2002-1 Supplement, dated as of August 29, 2002 and Amended and Restated as of November 14, 2005, to Master Loan Purchase Agreement, dated as of August 29, 2002, by and between Cendant Timeshare Resort Group-Consumer Finance, Inc.(***), as Seller, Fairfield Resorts, Inc., as Co-Originator, Fairfield Myrtle Beach, Inc., as Co-Originator, Kona Hawaiian Vacation Ownership, LLC, as an Originator, Shawnee Development, Inc., as an Originator, Sea Gardens Beach and Tennis Resort, Inc., Vacation Break Resorts, Inc., Vacation Break Resorts at Star Island, Inc., Palm Vacation Group and Ocean Ranch Vacation Group, each as a VB subsidiary, and Palm Vacation Group and Ocean Ranch Vacation Group, each as VB Partnership, and Sierra Deposit Company, LLC, as Purchaser (Incorporated by reference to Exhibit 10.4 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

10.13	Master Loan Purchase Agreement, dated as of August 29, 2002, and Amended and Restated as of November 14, 2005, by and between Trendwest Resorts, Inc., as Seller, and Sierra Deposit Company, LLC as Purchaser (Incorporated by reference to Exhibit 10.5 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

10.14	Series 2002-1 Supplement, dated as of August 29, 2002 and Amended as of November 14, 2005 to the Master Loan Purchase Agreement dated as of August 29, 2002, by and between Trendwest Resorts, Inc., as Seller, and Sierra Deposit Company, LLC, as Purchaser (Incorporated by reference to Exhibit 10.6 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

10.15	Master Pool Purchase Agreement, dated as of August 29, 2002, Amended and Restated as of November 14, 2005, by and between Sierra Deposit Company, LLC, as Depositor, and Cendant Timeshare Conduit Receivables Funding, LLC(**), as Issuer (Incorporated by reference to Exhibit 10.7 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

10.16	Indenture and Servicing Agreement dated as of March 31, 2003, by and among Sierra 2003-1 Receivables Funding Company, LLC, as Issuer, and Fairfield Acceptance Corporation—Nevada(****), and Wachovia Bank, National Association, as Trustee, and Wachovia Bank, National Association, as Collateral Agent (Incorporated by reference to Exhibit 10.5 to Cendant Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 dated May 9, 2003)

Exhibit No.	Exhibit Description
10.17	Indenture and Servicing Agreement dated as of December 5, 2003, by and among Sierra 2003-2 Receivables Funding Company, LLC, as Issuer, and Fairfield Acceptance Corporation—Nevada(****), as Servicer, and Wachovia Bank, National Association, as Trustee, and Wachovia Bank, National Association, as Collateral Agent (Incorporated by reference to Exhibit 10.70 to Cendant Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 dated March 1, 2004)

10.18	Indenture and Servicing Agreement, dated as of May 27, 2004, by and among Cendant Timeshare 2004-1 Receivables Funding, LLC(*****), as Issuer, and Fairfield Acceptance Corporation—Nevada(****), as Servicer, and Wachovia Bank, National Association, as Trustee, and Wachovia Bank, National Association, as Collateral Agent (Incorporated by reference to Exhibit 10.2 to Cendant Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 dated August 2, 2004)

10.19	Indenture and Servicing Agreement, dated as of August 11, 2005, by and among Cendant Timeshare 2005-1 Receivables Funding, LLC(******), as Issuer, Cendant Timeshare Resort Group-Consumer Finance, Inc.(***), as Servicer, Wells Fargo Bank, National Association, as Trustee, and Wachovia Bank, National Association, as Collateral Agent (Incorporated by reference to Exhibit 10.1 to Cendant Corporation’s Current Report on Form 8-K dated August 17, 2005)

10.20	Asset Purchase Agreement, dated as of September 13, 2005, by and among Cendant Corporation, as Buyer, and Wyndham Management Corporation, GH-Galveston, Inc, W-Isla, LLC, Performance Hospitality Management Company, Wyndham (Bermuda) Management Company, Ltd., Wyndham Hotels & Resorts (Aruba) N.V., WHC Franchise Corporation, Wyndham International Inc., Wyndham IP Corporation, Wyndham 58th Street, L.L.C., Grand Bay Management Company and Wyndham International Operating Partnership, L.P., as Sellers

10.21	Amendment Agreement, dated as of October 11, 2005, amending the Asset Purchase Agreement, dated as of September 13, 2005, by and among Cendant Corporation, as Buyer, and Wyndham Management Corporation, GH-Galveston, Inc, W-Isla, LLC, Performance Hospitality Management Company, Wyndham (Bermuda) Management Company, Ltd., Wyndham Hotels & Resorts (Aruba) N.V., WHC Franchise Corporation, Wyndham International Inc., Wyndham IP Corporation, Wyndham 58th Street, L.L.C., Grand Bay Management Company and Wyndham International Operating Partnership, L.P., as Sellers

10.22	Amended and Restated FairShare Vacation Plan Use Management Trust Agreement, dated as of January 1, 1996, by and among Fairshare Vacation Owners Association, Fairfield Communities, Inc., Fairfield Myrtle Beach, Inc., such other subsidiaries of Fairfield Communities, Inc. and such other unrelated third parties as may from time to time desire to subject property to this Trust Agreement

10.23	First Amendment to the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement, dated as of February 29, 2000, by and between the Fairshare Vacation Owners Association and Fairfield Communities, Inc.
10.24	Second Amendment to the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement, dated as of February 19, 2003, by and between the Fairshare Vacation Owners Association and Fairfield Resorts, Inc., formerly known as Fairfield Communities, Inc.

10.25	Management Agreement, dated as of January 1, 1996, by and between Fairshare Vacation Owners Association and Fairfield Communities, Inc.

10.26	Form of Declaration of Vacation Owner Program of WorldMark, the Club

Exhibit No.	Exhibit Description

21.1	Subsidiaries of Wyndham Worldwide Corporation (*)

99.1	Information Statement of Wyndham Worldwide Corporation, subject to completion, dated May 11, 2006

*	To be filed by amendment.
**	To be renamed Sierra Timeshare Conduit Receivables Funding, LLC.
***	To be renamed Wyndham Consumer Finance, Inc.
****	Fairfield Acceptance Corporation—Nevada is now known as Cendant Timeshare Resort Group—Consumer Finance, Inc. and will be renamed Wyndham Consumer Finance, Inc.
*****	To be renamed Sierra Timeshare 2004-1 Receivables Funding, LLC.
******	To be renamed Sierra Timeshare 2005-1 Receivables Funding, LLC.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

By:	/s/ STEPHEN P. HOLMES
Name: Stephen P. Holmes
Title: Chairman and Chief Executive Officer

Dated: May 11, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement among Wyndham Worldwide Corporation, Cendant Corporation, Realogy Corporation and Travelport Inc. (*)

3.1	Form of Amended and Restated Certificate of Incorporation of Wyndham Worldwide Corporation (*)

3.2	Form of Amended and Restated By-laws of Wyndham Worldwide Corporation (*)

4.1	Form of Rights Agreement between Wyndham Worldwide Corporation and Trustee (*)

4.2	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (attached as an exhibit to the Form of Rights Agreement filed as Exhibit 4.1 hereto) (*)

10.1	Form of Tax Sharing Agreement among Wyndham Worldwide Corporation, Cendant Corporation, Realogy Corporation and Travelport Inc. (*)

10.2	Form of Transition Services Agreement among Wyndham Worldwide Corporation, Cendant Corporation, Realogy Corporation and Travelport Inc. (*)

10.3	Form of Employee Benefits Agreement (*)

10.4	Employment Agreement with Stephen P. Holmes (*)

10.5	2006 Equity and Incentive Plan (*)

10.6	Saving Restoration Plan (*)

10.7	Officer Deferred Compensation Plan (*)

10.8	Non-Employee Directors Compensation Plan (*)

10.9	Master Indenture and Servicing Agreement, dated as of August 29, 2002 and Amended and Restated as of November 14, 2005, by and among Cendant Timeshare Conduit Receivables Funding, LLC(**), as Issuer, Cendant Timeshare Resort Group-Consumer Finance, Inc. (***), as Master Servicer, and Wachovia Bank, National Association, as Trustee and Collateral Agent (Incorporated by reference to Exhibit 10.1 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

10.10	Series 2002-1 Supplement, dated as of August 29, 2002 and Amended and Restated as of November 14, 2005, to Master Indenture and Servicing Agreement, dated as of August 29, 2002, by and among Cendant Timeshare Conduit Receivables Funding, LLC(**), as Issuer, Cendant Timeshare Resort Group—Consumer Finance, Inc.(***), as Master Servicer, and Wachovia Bank, National Association, as Trustee and Collateral Agent (Incorporated by reference to Exhibit 10.2 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

10.11	Master Loan Purchase Agreement, dated as of August 29, 2002 and Amended and Restated as of November 14, 2005, by and between Cendant Timeshare Resort Group-Consumer Finance, Inc., as Seller, Fairfield Resorts, Inc., as Co-Originator, and Fairfield Myrtle Beach, Inc., as Co-Originator and Kona Hawaiian Vacation Ownership, LLC, as an Originator, and Shawnee Development, Inc., as an Originator, and Sea Gardens Beach and Tennis Resort, Inc., Vacation Break Resorts, Inc., Vacation Break Resorts at Star Island, Inc., Palm Vacation Group and Ocean Ranch Vacation Group, each as a VB Subsidiary, and Palm Vacation Group and Ocean Ranch Vacation Group, each as VB Partnership and Sierra Deposit Company, LLC., as Purchaser (Incorporated by reference to Exhibit 10.3 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

Exhibit No.	Exhibit Description
10.12	Series 2002-1 Supplement, dated as of August 29, 2002 and Amended and Restated as of November 14, 2005, to Master Loan Purchase Agreement, dated as of August 29, 2002, by and between Cendant Timeshare Resort Group-Consumer Finance, Inc.(***), as Seller, Fairfield Resorts, Inc., as Co-Originator, Fairfield Myrtle Beach, Inc., as Co-Originator, Kona Hawaiian Vacation Ownership, LLC, as an Originator, Shawnee Development, Inc., as an Originator, Sea Gardens Beach and Tennis Resort, Inc., Vacation Break Resorts, Inc., Vacation Break Resorts at Star Island, Inc., Palm Vacation Group and Ocean Ranch Vacation Group, each as a VB subsidiary, and Palm Vacation Group and Ocean Ranch Vacation Group, each as VB Partnership, and Sierra Deposit Company, LLC, as Purchaser (Incorporated by reference to Exhibit 10.4 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

10.13	Master Loan Purchase Agreement, dated as of August 29, 2002, and Amended and Restated as of November 14, 2005, by and between Trendwest Resorts, Inc., as Seller, and Sierra Deposit Company, LLC as Purchaser (Incorporated by reference to Exhibit 10.5 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

10.14	Series 2002-1 Supplement, dated as of August 29, 2002 and Amended as of November 14, 2005 to the Master Loan Purchase Agreement dated as of August 29, 2002, by and between Trendwest Resorts, Inc., as Seller, and Sierra Deposit Company, LLC, as Purchaser (Incorporated by reference to Exhibit 10.6 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

10.15	Master Pool Purchase Agreement, dated as of August 29, 2002, Amended and Restated as of November 14, 2005, by and between Sierra Deposit Company, LLC, as Depositor, and Cendant Timeshare Conduit Receivables Funding, LLC(**), as Issuer (Incorporated by reference to Exhibit 10.7 to Cendant Corporation’s Current Report on Form 8-K dated November 17, 2005)

10.16	Indenture and Servicing Agreement dated as of March 31, 2003, by and among Sierra 2003-1 Receivables Funding Company, LLC, as Issuer, and Fairfield Acceptance Corporation—Nevada(****), and Wachovia Bank, National Association, as Trustee, and Wachovia Bank, National Association, as Collateral Agent (Incorporated by reference to Exhibit 10.5 to Cendant Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 dated May 9, 2003)

10.17	Indenture and Servicing Agreement dated as of December 5, 2003, by and among Sierra 2003-2 Receivables Funding Company, LLC, as Issuer, and Fairfield Acceptance Corporation—Nevada(****) , as Servicer, and Wachovia Bank, National Association, as Trustee, and Wachovia Bank, National Association, as Collateral Agent (Incorporated by reference to Exhibit 10.70 to Cendant Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 dated March 1, 2004)

10.18	Indenture and Servicing Agreement, dated as of May 27, 2004, by and among Cendant Timeshare 2004-1 Receivables Funding, LLC(*****), as Issuer, and Fairfield Acceptance Corporation—Nevada(****), as Servicer, and Wachovia Bank, National Association, as Trustee, and Wachovia Bank, National Association, as Collateral Agent (Incorporated by reference to Exhibit 10.2 to Cendant Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 dated August 2, 2004)

10.19	Indenture and Servicing Agreement, dated as of August 11, 2005, by and among Cendant Timeshare 2005-1 Receivables Funding, LLC(******), as Issuer, Cendant Timeshare Resort Group-Consumer Finance, Inc. (***), as Servicer, Wells Fargo Bank, National Association, as Trustee, and Wachovia Bank, National Association, as Collateral Agent (Incorporated by reference to Exhibit 10.1 to Cendant Corporation’s Current Report on Form 8-K dated August 17, 2005)

Exhibit No.	Exhibit Description
10.20	Asset Purchase Agreement, dated as of September 13, 2005, by and among Cendant Corporation, as Buyer, and Wyndham Management Corporation, GH-Galveston, Inc, W-Isla, LLC, Performance Hospitality Management Company, Wyndham (Bermuda) Management Company, Ltd., Wyndham Hotels & Resorts (Aruba) N.V., WHC Franchise Corporation, Wyndham International Inc., Wyndham IP Corporation, Wyndham 58th Street, L.L.C., Grand Bay Management Company and Wyndham International Operating Partnership, L.P., as Sellers

10.21	Amendment Agreement, dated as of October 11, 2005, amending the Asset Purchase Agreement, dated as of September 13, 2005, by and among Cendant Corporation, as Buyer, and Wyndham Management Corporation, GH-Galveston, Inc, W-Isla, LLC, Performance Hospitality Management Company, Wyndham (Bermuda) Management Company, Ltd., Wyndham Hotels & Resorts (Aruba) N.V., WHC Franchise Corporation, Wyndham International Inc., Wyndham IP Corporation, Wyndham 58th Street, L.L.C., Grand Bay Management Company and Wyndham International Operating Partnership, L.P., as Sellers

10.22	Amended and Restated FairShare Vacation Plan Use Management Trust Agreement, dated as of January 1, 1996, by and among Fairshare Vacation Owners Association, Fairfield Communities, Inc., Fairfield Myrtle Beach, Inc., such other subsidiaries of Fairfield Communities, Inc. and such other unrelated third parties as may from time to time desire to subject property to this Trust Agreement

10.23	First Amendment to the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement, dated as of February 29, 2000, by and between the Fairshare Vacation Owners Association and Fairfield Communities, Inc.

10.24	Second Amendment to the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement, dated as of February 19, 2003, by and between the Fairshare Vacation Owners Association and Fairfield Resorts, Inc., formerly known as Fairfield Communities, Inc.

10.25	Management Agreement, dated as of January 1, 1996, by and between Fairshare Vacation Owners Association and Fairfield Communities, Inc.

10.26	Form of Declaration of Vacation Owner Program of WorldMark, the Club

21.1	Subsidiaries of Wyndham Worldwide Corporation (*)

99.1	Information Statement of Wyndham Worldwide Corporation, subject to completion, dated May 11, 2006

*	To be filed by amendment.
**	To be renamed Sierra Timeshare Conduit Receivables Funding, LLC.
***	To be renamed Wyndham Consumer Finance, Inc.
****	Fairfield Acceptance Corporation—Nevada is now known as Cendant Timeshare Resort Group—Consumer Finance, Inc. and will be renamed Wyndham Consumer Finance, Inc.
*****	To be renamed Sierra Timeshare 2004-1 Receivables Funding, LLC.
******	To be renamed Sierra Timeshare 2005-1 Receivables Funding, LLC.